                                                                      EXHIBIT 12


                 CERTIFICATE OF HOLDERS OF BENEFICIAL INTERESTS

          Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc., each a holder of the beneficial interests in the amounts indicated below, of Master Large Cap Series Trust (the "Trust"), do hereby confirm to the Trust their representations that they purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                              Merrill Lynch Large Cap Series Funds, Inc.


                              By: /s/ Terry K. Glenn
                                  --------------------------------------


                              Mercury Large Cap Series Funds, Inc.

                              By: /s/ Terry K. Glenn
                                  --------------------------------------


Dated:  December 15, 1999

===========================================================================================================
                            Large Cap Growth       Large Cap Value Portfolio   Large Cap Core Portfolio of
                           Portfolio of Master        of Master Large Cap        Master Large Cap Series
                         Large Cap Series Trust           Series Trust                    Trust
===========================================================================================================
Merrill Lynch Large Cap                $  500,000                  $  500,000                    $  500,000
 Series Funds, Inc.
-----------------------------------------------------------------------------------------------------------
Mercury Large Cap Series               $  500,000                  $  500,000                    $  500,000
Funds, Inc.
-----------------------------------------------------------------------------------------------------------
Total                                  $1,000,000                  $1,000,000                    $1,000,000
===========================================================================================================